Exhibit 99.1

Green Bankshares Announces Financial Results for the First Quarter 2012

GREENEVILLE, Tenn.--(BUSINESS WIRE)--May 7, 2012--Green Bankshares, Inc. (NASDAQ:GRNB), a majority-owned subsidiary of Capital Bank Financial Corp. ("CBF," formerly known as North American Financial Holdings, Inc.), today reported unaudited financial results for the first quarter of 2012. Operating and financial highlights include the following:

  Regarding the periods subsequent to the September 7, 2011, CBF investment, the Company reported net income of $3.3 million, or $0.02 per diluted share, for the first quarter of 2012, an increase of $1.6 million from the fourth quarter 2011 results of $1.7 million or $0.01 per share;
  The Company reported a net loss available to common shareholders of $11.6 million, or $0.88 per diluted share, for the period prior to the CBF investment of the first quarter of 2011; and
  The Company held a 34% ownership in Capital Bank, National Association ("Capital Bank, NA") as of March 31, 2012.

CBF is a bank holding company formed with the goal of creating a high performing regional banking franchise in the southeastern region of the United States through organic growth and acquisition of distressed and underperforming banks. CBF is the controlling owner of Capital Bank, NA, a $6.5 billion bank with 143 branches in Florida, North Carolina, South Carolina, Tennessee and Virginia.

As previously announced, CBF agreed to acquire 100% of Southern Community Financial Corp., which it expects to close, pending shareholder and regulatory approvals, during the second quarter of 2012. Upon closing, Southern Community's regulated subsidiary, Southern Community Bank and Trust, will be merged into Capital Bank, NA.

"I am very excited about CBF's agreement to acquire Southern Community Financial Corp. While shareholder and regulatory approvals are still pending, Southern Community will expand the Bank's franchise throughout North Carolina, where we see significant growth opportunities. Integration planning is already underway, and as I have gotten to know more of Southern Community's workforce, I have been impressed by their professionalism and their commitment to their customers and their communities," stated Gene Taylor, Chairman and Chief Executive Officer of CBF and Green Bankshares, Inc.

"Organic loan production, deleveraging and core deposit growth are helping improve the Bank's profitability, and now that the integration of Tennessee is complete, we are in position to rationalize certain duplicative functions with the goal of continuing to improve our efficiency ratio," commented Chris Marshall, Chief Financial Officer of CBF and Green Bankshares, Inc.

Bank Mergers

On September 7, 2011, GreenBank, which was formerly a wholly owned subsidiary of the Company, merged (the "Bank Merger") with and into Capital Bank, NA, a national banking association and subsidiary of TIB Financial Corp. ("TIB Financial"), a corporation organized under the laws of the State of Florida, Capital Bank Corporation, a corporation organized under the laws of the state of North Carolina ("Capital Bank Corp.") and CBF, with Capital Bank, NA as the surviving entity. CBF is the owner of approximately 90% of the Company's common stock, approximately 83% of Capital Bank Corp.'s common stock and approximately 94% of TIB Financial's common stock.

As of March 31, 2012, Capital Bank, NA had total assets of $6.5 billion, total deposits of $5.3 billion and shareholders' equity of $949.3 million. As of March 31, 2012, following the Bank Merger, Capital Bank, NA operated 143 branches in Tennessee, Florida, North Carolina, South Carolina, and Virginia.

Through the subsidiary bank mergers the common stock of the subsidiary banks was converted into shares of Capital Bank, NA common stock based on each entity's relative tangible book value. As a result of the mergers of TIB Bank, Capital Bank and Green Bank into Capital Bank, NA, the Company now owns approximately 34% of Capital Bank, NA, with CBF directly owning 19%, Capital Bank Corp. directly owning 26% and TIB Financial owning the remaining 21%.

Due to its ownership level and significant influence, the Company's investment in Capital Bank, NA is recorded as an equity-method investment in that entity. As of March 31, 2012, the Company's investment in Capital Bank, NA totaled $318.5 million, which reflected the Company's pro rata ownership of Capital Bank, NA's total shareholders' equity as a result of the Bank Merger. In periods subsequent to the Bank Merger, the Company will adjust this equity investment balance based on its equity in Capital Bank, NA's net income and comprehensive income. In connection with the Bank Merger, assets and liabilities of GreenBank were deconsolidated from the Company's balance sheet, resulting in a significant decrease in total assets and total liabilities of the Company in the third quarter of 2011.

Potential Merger of the Company and CBF

On September 8, 2011, the Boards of Directors of CBF and the Company approved and adopted a merger agreement. The merger agreement provides for the merger, following the receipt of shareholder approval by the Company's shareholders (including CBF), of the Company with and into CBF, with CBF continuing as the surviving entity. In the merger, each share of the Company's common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and certain shares held by CBF or the Company, will be converted into the right to receive 0.0915 of a share of CBF Class A common stock. No fractional shares of Class A common stock will be issued in connection with the merger, and holders of the Company's common stock will be entitled to receive cash in lieu thereof.

Since CBF is the majority shareholder of the Company, CBF will be able to determine the outcome of the shareholder vote needed to approve the merger.

Financial Discussion

Financial results for the first quarter of 2012 were significantly impacted by the controlling investment in the Company by CBF. The Company applied push-down accounting. Accordingly, the Company's assets and liabilities were adjusted to estimated fair values at the September 7, 2011, CBF investment date, resulting in elimination of the allowance for loan losses. Financial results prior to the CBF Investment have been labeled with "Predecessor Company" while results subsequent to the CBF Investment have been labeled with "Successor Company."

The Successor Company reported net income of $3.3 million for the first quarter of 2012, versus net income of $1.7 million for the fourth quarter of 2011, while the Predecessor Company reported a net loss available to common shareholders of $11.6 million for the first quarter of 2011.

Due to the Merger discussed above and the resulting deconsolidation of GreenBank on September 7, 2011, the operating results for the first quarter of 2012 do not include the results of GreenBank and therefore are generally not comparable to results for the first quarter of 2011.

The $3.3 million net income reported in the first quarter of 2012 reflected the Company's $4.0 million equity method income in Capital Bank, NA, less $842 thousand of subordinated debenture interest expense, $194 thousand of non-interest expenses, and a $298 thousand tax benefit.

The loss reported in the first quarter of 2011 was primarily due to a $13.9 million provision for loan losses and $3.8 million in foreclosed asset related expenses.

Predecessor Company net interest margin for the first quarter of 2011 was 3.77%. Subsequent to the deconsolidation of GreenBank on September 7, 2011, the net interest margin is not meaningful as the Company has no interest earning assets.

The following table presents summarized financial information for Capital Bank, NA:

Three Months Ended March 31, 2012
Interest income	$74,132
Interest expense	8,725
Net interest income	65,407
Provision for loan losses	5,376
Non-interest income	14,614
Non-interest expense	55,217
Net income	$11,907

About Green Bankshares

Headquartered in Greeneville, Tennessee, Green Bankshares, Inc. is a financial services company with a 34% equity method investment in Capital Bank, NA, a national banking association with approximately $6.5 billion in total assets and 143 branches serving communities in Tennessee, Florida, North Carolina, South Carolina, and Virginia.

To learn more about Capital Bank, NA, visit www.capitalbank-us.com. For more information, contact Christopher G. Marshall, Chief Financial Officer, at (704) 554-5901.

Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, the ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of the Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank NA’s technology and information systems, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

GREEN BANKSHARES, INC. Unaudited Financial Highlights (In thousands except per share data)

	Successor Company			Predecessor Company
	Three Months Ended March 31, 2012	Three Months Ended Dec. 31, 2011	Sept. 8 – Sept. 30, 2011	July 1 – Sept. 7, 2011	Three Months Ended June 30, 2011	Three Months Ended March 31, 2011

Operating Data:
Total interest income	$–	$–	$–	$18,480	$26,075	$26,625
Total interest expense	842	741	236	4,422	6,623	7,358
Net interest income	(842)	(741)	(236)	14,058	19,452	19,267
Provision for loan losses	–	–	–	15,513	14,333	13,897
Noninterest income	4,011	2,297	1,169	11,940	8,236	7,627
Noninterest expense	194	188	95	29,585	24,770	23,027
Income (loss) before income taxes	2,975	1,368	838	(19,100)	(11,415)	(10,030)
Income tax provision (benefit)	(298)	(318)	(123)	974	(281)	281
Net income (loss)	3,273	1,686	961	(20,074)	(11,134)	(10,311)
Preferred stock dividend and accretion of discount on warrants	–	–	–	909	1,250	1,250
Gain on retirement of Series A preferred allocated to common stockholders	–	–	–	11,188	–	–
Net income (loss) available to common shareholders	$3,273	$1,686	$961	$(9,795)	$(12,384)	$(11,561)

Per Share of Common Stock:
Basic earnings (loss)	$0.02	$0.01	$0.01	$(0.75)	$(0.94)	$(0.88)
Diluted earnings (loss)	$0.02	$0.01	$0.01	$(0.75)	$(0.94)	$(0.88)
Dividends	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Weighted Average Shares Outstanding:
Basic	133,160	133,084	133,084	13,146	13,127	13,109
Diluted	133,160	133,160	133,174	13,146	13,127	13,109

GREEN BANKSHARES, INC. End of Period Balances (Dollars in thousands except per share data)

	Successor Company		Predecessor Company
	(Unaudited)		(Unaudited)
	March 31, 2012	Dec. 31, 2011	March 31, 2011

Assets	$323,949	$321,238	$2,392,694
Investment in Capital Bank, NA	318,529	315,343	–
Loans, net of unearned interest	–	–	1,680,249
Cash and cash equivalents	2,637	2,091	331,416
Investment and other securities	–	–	226,847
Deposits	–	–	1,975,635
FHLB advances and notes payable	–	–	158,588
Subordinated debentures	45,486	45,180	88,662
Repurchase agreements	–	–	18,712
Shareholder's equity	262,513	260,049	132,830
Common shareholder's equity (1)	262,513	260,049	64,362
Tangible shareholder's equity (3)	219,497	216,810	126,705
Tangible common shareholder's equity (2)	219,497	216,810	58,237
		–
Ratios:
Common book value per share (1)	$1.97	$1.95	$4.88
Tangible common book value per share (2)	$1.65	$1.63	$4.42

(1)	Common shareholder equity is shareholders' equity less preferred stock.
(2)	Tangible common shareholders' equity is shareholders' equity less goodwill, intangible assets and preferred stock.
(3)	Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(4)	Tangible assets is total assets less goodwill and intangible assets.

GREEN BANKSHARES, INC. Consolidated Balance Sheets (Dollars in thousands except per share data)

	Successor Company		Predecessor Company
	(Unaudited)		(Unaudited)
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
ASSETS

Cash and due from banks	$2,637	$2,091	$323,485
Federal funds sold	–	–	7,931
Cash and cash equivalents	2,637	2,091	331,416
Investment in Capital Bank, NA	318,529	315,343	–
Securities available-for-sale ("AFS")	–	–	226,732
Securities held-to-maturity (with a March 31, 2011, market value of $115)	–	–	115
FHLB and other stock, at cost	–	–	12,734
Loans held for sale	–	–	960
Loans, net of unearned income	–	–	1,680,249
Allowance for loan losses	–	–	(65,109)
Other real estate owned and repossessed assets	–	–	60,033
Bank premises and equipment, net	–	–	77,814
Cash surrender value of life insurance	–	–	31,758
Core deposit and other intangibles	–	–	6,125
Deferred Tax Asset (net of valuation allowance at March 31, 2011, of $47,563)	–	–	6,339
Other assets	2,783	3,804	23,528
Total assets	$323,949	$321,238	$2,392,694

LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest-bearing deposits	$–	$–	$165,927
Interest-bearing deposits	–	–	1,808,309
Brokered deposits	–	–	1,399
Total deposits	–	–	1,975,635
Federal funds purchased	–	–	–
Repurchase agreements	–	–	18,712
FHLB advances and notes payable	–	–	158,588
Subordinated debentures	45,486	45,180	88,662
Deferred Tax Liability	15,456	15,522	–
Accrued interest payable and other liabilities	494	487	18,267
Total liabilities	61,436	61,189	2,259,864

SHAREHOLDERS' EQUITY

Preferred stock: no par value, 1,000 shares authorized; 0, 0 and 72 shares outstanding	–	–	68,468
Common stock: $.01, $.01 and $2 par value, 300,000, 300,000 and 20,000 shares authorized; 133,160, 133,160 and 13,183 shares outstanding	1,332	1,332	26,366
Common stock warrants	–	–	6,934
Additional paid in capital	257,531	257,531	189,022
Retained earnings (deficit)	5,920	2,647	(158,997)
Accumulated other comprehensive income	(2,270)	(1,461)	1,037
Total shareholders' equity	262,513	260,049	132,830
Total liabilities & shareholders' equity	$323,949	$321,238	$2,392,694

GREEN BANKSHARES, INC. Consolidated Statements of Income (In thousands except per share data)

	Successor Company		Predecessor Company
	Three Months Ended Mar. 31, 2012	Three Months Ended Dec. 31, 2011	Three Months Ended Mar. 31, 2011

Interest income:
Interest and fees on loans	$–	$–	$24,600
Taxable securities	–	–	1,401
Nontaxable securities	–	–	305
FHLB and other stock	–	–	138
Federal funds sold and other	–	–	181
Total interest income	–	–	26,625

Interest expense:
Deposits	–	–	5,330
Federal funds purchased and repurchase agreements	–	–	4
FHLB advances and notes payable	–	–	1,543
Subordinated debentures	842	741	481
Total interest expense	842	741	7,358

Net interest income	(842)	(741)	19,267

Provision for loan losses	–	–	13,897

Non-interest income:
Service charges on deposit accounts	–	–	5,830
Other charges and fees	–	–	430
Trust and investment services income	–	–	515
Mortgage banking income	–	–	87
Equity Method Income in Capital Bank NA	3,995	2,281	–
Other income	16	16	765
Securities gains (losses), net	–	–	–
Total non-interest income	4,011	2,297	7,627

Non-interest expense:
Employee compensation	–	–	8,131
Employee benefits	–	–	977
Occupancy expense	–	–	1,794
Equipment expense	–	–	877
Computer hardware/software expense	–	–	919
Professional services	104	102	788
Advertising	–	–	719
OREO maintenance expense	–	–	1,155
Collection and repossession expense	–	–	547
Loss on OREO and repossessed assets	–	–	2,101
FDIC insurance	–	–	1,086
Core deposit and other intangible amortization	–	–	626
Other expenses	90	86	3,307
Total non-interest expense	194	188	23,027

Income (loss) before income taxes	2,975	1,368	(10,030)
Income taxes provision (benefit)	(298)	(318)	281
Net income (loss)	3,273	1,686	(10,311)
Preferred stock dividends and accretion of discount on warrants	–	–	1,250
Net income (loss) available to common shareholders	$3,273	$1,686	$(11,561)

Per share of common stock:
Basic earnings (loss)	$0.02	$0.01	$(0.88)
Diluted earnings (loss)	$0.02	$0.01	$(0.88)
Dividends	$0.00	$0.00	$0.00

Weighted average shares outstanding:
Basic	133,160	133,084	13,109
Diluted	133,160	133,160	13,109

(1)	Diluted weighted average shares outstanding for the three months ended March 31, 2011, excludes 78,794 shares because their impact would be anti-dilutive.

GREEN BANKSHARES, INC. Consolidated Average Balances, Interest Rates and Yields

	Predecessor Company
	Three Months Ended March 31, 2011
	Average Balance	Interest	Average Rate
Interest-earning assets:
Loans(1)(2)	$1,567,761	$24,614	6.37%
Investment securities (2)	227,762	2,007	3.57%
Other short-term investments	294,905	181	0.25%
Total interest-earning assets	2,090,428	26,802	5.20%
Non-interest earning assets	340,868
Total assets	$2,431,296

Interest-bearing liabilities:
Deposits:
Interest checking, money market and savings	$1,079,824	$1,811	0.68%
Time deposits	763,967	3,519	1.87%
Total interest bearing-deposits	1,843,791	5,330	1.17%

Securities sold under repurchase and short-term borrowings	16,994	4	0.10%
Notes payable	158,628	1,543	3.94%
Subordinated debentures	88,662	481	2.20%
Total interest-bearing liabilities	2,108,075	7,358	1.42%

Non-interest bearing liabilities:
Demand Deposits	161,702
Other Liabilities	17,731
Total non-interest bearing liabilities	179,433
Total liabilities	2,287,508
Shareholders' equity	143,788
Total liabilities & shareholders' equity	$2,431,296

Net interest income		$19,444

Interest rate spread			3.77%

Net yield on interest-earning assets (net interest margin)			3.77%

(1)	Average loan balances exclude nonaccrual loans for the periods presented.
(2)	Fully Taxable Equivalent ("FTE") at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

CONTACT:
Green Bankshares, Inc.
Christopher G. Marshall, 704-554-5901
Chief Financial Officer
cmarshall@nafhinc.com